NATIONAL QUOTATION BUREAU, LLC
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                                                               DECEMBER 23, 1997

                                    A REPORT

QUOTATIONS-FROM THE PINK SHEETS AND THE NATIONAL QUOTATION BUREAU STOCK SUMMARY

ISSUE: ALLIED OIL & MINERALS CO. (UTAH) COMMON
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Name Changed January 1971 to Community Equities Corp.
Last Available price April 1, 1974 Bid .02 Offer .05

            MARKET MAKER ACTIVITY

APR. 1      Potter Investment Co. Salt Lake City, Utah

            LAST KNOWN ADDRESS

            731 East South Temple, Salt Lake City , Utah 84102

            TRANSFER AGENT

            Transglobal Securities Ltd., Columbus

NO RECORD   RED HILLS MINING CO.

                 11 Penn Plaza, 15th Floor, New York, NY 10001
                   TEL: (212) 868-7100 / FAX: (212) 868-3848
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NOTE: THE INFORMATION IS COMPILED WITH CARE FROM SOURCES BELIEVED TO BE RELIABLE
BUT WE CANNOT GUARANTEE THE ACCURACY NOR WARRANTEE ITS USE FOR ANY PURPOSE.

NOTE: THE ABOVE QUOTATIONS REPRESENT PRICES BETWEEN DEALERS AND DO NOT INCLUDE RETAIL MARKUP, MARKDOWN OR COMMISSION. THEY DO NOT REPRESENT ACTUAL TRANSACTIONS AND HAVE NOT BEEN ADJUSTED FOR STOCK DIVIDENDS OR SPLITS.

                                               NATIONAL QUOTATION BUREAU, LLC


                                               /s/ Evelyn Walsh

                                               EVEYLN WALSH
                                               VICE-PRESIDENT

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